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                                                                     Exhibit 1.2

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                                U.S. FOODSERVICE
                            (a Delaware corporation)

                        [      ] Shares of Common Stock

                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------

Dated:  March [  ], 1999


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

                               Table of Contents

                                                                                Page
                                                                                ----
SECTION 1.  Representations and Warranties......................................  4
SECTION 2.  Sale and Delivery to International Managers; Closing................ 17
SECTION 3.  Covenants of the Company............................................ 19
SECTION 4.  Payment of Expenses................................................. 23
SECTION 5.  Conditions of International Managers' Obligations................... 24
SECTION 6.  Indemnification..................................................... 29
SECTION 7.  Contribution........................................................ 33
SECTION 8.  Representations, Warranties and Agreements to Survive Delivery...... 34
SECTION 9.  Termination of Agreement............................................ 34
SECTION 10. Default by One or More of the International Managers...............  35
SECTION 11. Default by One or More of the Selling Shareholders or the Company..  36
SECTION 12. Agent for Service; Submission to Jurisdiction; Waiver of
            Immunities.........................................................  37
SECTION 13. Notices............................................................  38
SECTION 14. Parties............................................................  38
SECTION 15. Governing Law and Time.............................................  38
SECTION 16. Effect of Headings.................................................  38
     SCHEDULES
          Schedule A   -  List of International Managers............  Sch A-1
          Schedule B   -  List of Selling Shareholders..............  Sch B-1
          Schedule C   -  Pricing Information.......................  Sch C-1
          Schedule D   -  List of Subject Subsidiaries..............  Sch D-1
          Schedule E   -  List of Registration Rights Agreements....  Sch E-1
          Schedule F   -  List of Counsel to Merrill Lynch Sellers..  Sch F-1
     EXHIBITS
          Exhibit A-1  -  Form of Opinion of Hogan & Hartson L.L.P..    A-1-1
          Exhibit A-2  -  Form of Opinion of Chapman & Cutler.......    A-2-1
          Exhibit A-3  -  Form of Opinion of Lionel Sawyer & Collins    A-3-1
          Exhibit B    -  Form of Opinion of Katten, Muchin & Zavis.      B-1
          Exhibit C    -  Form of Supplemental Agreement............      C-1
          Exhibit D    -  Form of Letter of Resignation.............      D-1

                                U.S. FOODSERVICE

                            (a Delaware corporation)

                             Shares of Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT
                                                                    March , 1999

Merrill Lynch International
Goldman Sachs International
Salomon Brothers International Limited
J.C. Bradford & Co.
 as Lead Managers of the several International Managers
c/o  Merrill Lynch International
   Ropemaker Place
   25 Ropemaker Street
   London EC2Y 9LY
   England

Ladies and Gentlemen:

     U.S. Foodservice, a Delaware corporation (the "Company"), and the other persons listed in Schedule B hereto (collectively, the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman Sachs International and Salomon Brothers International Limited are acting as lead managers (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of additional shares of Common Stock to cover over-allotments, if any. The aforesaid shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

     It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Selling Shareholders of an aggregate of shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for whom Merrill Lynch & Co, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Salomon Smith Barney Inc., J.C.

Bradford & Co. and First Union Capital Markets Corp. are acting as representatives (the "U.S. Representatives", which term shall also include any underwriter substituted as provided in Section 10 of the U.S. Purchase Agreement) and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to additional shares of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Selling Shareholders are not obligated to sell and the International Managers are not obligated to purchase any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter called, collectively, the "Underwriters" and, individually, an "Underwriter"; the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities"; the International Option Securities and the U.S. Option Securities are hereinafter collectively called the "Option Securities"; the International Securities and the U.S. Securities are hereinafter collectively called the "Securities"; and this Agreement and the U.S. Purchase Agreement are hereinafter called, collectively, the "Purchase Agreements" and, individually, a "Purchase Agreement".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-73447) and certain amendments thereto covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file an international prospectus and a U.S. prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information". Each Form of U.S. Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a "preliminary prospectus". Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus, in each case including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the respective forms first furnished to the Underwriters for use in connection with the offering of the Securities, are herein called the "U.S. Prospectus" and the "U.S. Prospectus", respectively, and, collectively, the "Prospectuses" and, individually, a "Prospectus". If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated March 15, 1999 and preliminary U.S. Prospectus dated March 15, 1999, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "given", "set forth", "described", "contained" "included" or "stated" in the Registration Statement, any preliminary prospectus or any Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or such Prospectus, as the case may be; and all references in this Agreement to amendments to the Registration Statement or amendments or supplements to any preliminary prospectus or any Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or such Prospectus, as the case may be.

     As used in this Agreement, "Standstill Agreement" means the Standstill Agreement dated as of May 17, 1996 by and between Rykoff-Sexton, Inc., a Delaware corporation, and the ML Entities (as defined therein), "Support Agreement" means the Amended and Restated Support Agreement, dated as of June 30, 1997, by and among JP Foodservice, Inc., a Delaware corporation, Merrill Lynch Capital Partners, Inc. and the other persons whose names are set forth on the signature pages thereof and acknowledged by Rykoff-Sexton, Inc., and "Supplemental Agreement" means a Supplemental Agreement substantially in the form of Exhibit D hereto among the Company, U.S. Foodservice, Inc., a Delaware corporation ("USF"), and the other parties thereto.

        SECTION 1. Representations and Warranties.

        (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

                (i) Compliance with Registration Requirements. The Company meets
                    -----------------------------------------
     the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at each Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the U.S. Prospectus.

               Each preliminary prospectus and each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and each of the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (ii) Incorporated Documents. The documents incorporated or
                     ----------------------
     deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectuses, (A) at the time the Registration Statement became effective did not contain and, at the time any Rule 462(b) Registration Statement becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) at the time the Prospectuses were issued and at the Closing Time (and, if any International Option Securities are purchased, at each Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (iii) Independent Accountants. The accountants who certified the
                      -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iv) Financial Statements. The financial statements included in
                     --------------------
     the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, after giving effect to the restatement of such financial statements to reflect acquisitions made by the Company which, in accordance with GAAP (as defined below), were accounted for as poolings of interests; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; and the combination of the Company's consolidated financial statements with the financial statements of businesses acquired in pooling-of-interests transactions has been prepared in accordance with GAAP. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary financial data and the selected financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements from which such data were derived. No pro forma financial statements, and no financial statements of any entity or business other than the consolidated financial statements of the Company and its consolidated subsidiaries as of June 28, 1997 and June 27, 1998, for the fiscal years ended June 29, 1996, June 28, 1997 and June 27, 1998, as of September 26, 1998, for the three months ended September 27, 1997 and September 26, 1998, as of December 26, 1998 and for the three and six-month periods ended December 27, 1997 and December 26, 1998, are included in the Registration Statement or the Prospectuses.

                (v) No Material Adverse Change in Business. Since the respective
                    --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (vi) Good Standing of the Company. The Company has been duly
                     ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements and the Supplemental Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii) Good Standing of Subsidiaries. Each subsidiary of the
                      -----------------------------
       Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority or the power and authority as a limited liability company, limited partnership or general partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and, except as otherwise disclosed in the Registration Statement, (A) all of the issued and outstanding capital stock of each such subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any such subsidiary were issued in violation of the preemptive or similar rights of any security holder of such subsidiary, (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company, if any, have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding limited liability company interests of any such subsidiary were issued in violation of the preemptive or similar rights of any security holder of such subsidiary, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized and validly issued and are owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding limited or general partnership interests of any such subsidiary were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.

                (viii) Revenues and Assets of Subject Subsidiaries. As of
                       -------------------------------------------
     December 26, 1998 and for the six months then ended, the Company and the subsidiaries of the Company listed on Schedule D hereto (the "Subject Subsidiaries") had total net sales and total assets (determined on a consolidated basis in accordance with GAAP but excluding therefrom all amounts attributable to (A) any other subsidiary and (B) any investment (other than an investment classified as a cash equivalent in accordance with GAAP) or other equity interest in any entity that is not a Subject Subsidiary) of not less than 70% of net sales and 70% of total assets, respectively, of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP. Each Subject Subsidiary is a corporation and Schedule D accurately sets forth the jurisdiction of incorporation of each Subject Subsidiary.

                (ix) Capitalization. All of the issued and outstanding shares of
                     --------------
     capital stock of the Company (including the Securities to be purchased by the Underwriters from the Selling Shareholders pursuant to the Purchase Agreements) have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company (including the Securities to be purchased by the Underwriters from the Selling Shareholders pursuant to the Purchase Agreements) were issued in violation of preemptive or other similar rights of any security holder of the Company.

                (x) Authorization of Agreement. This Agreement and the U.S.
                    --------------------------
     Purchase Agreement have been duly authorized, executed and delivered by the Company.

                (xi) Authorization and Description of Securities. The Securities
                     -------------------------------------------
     which the International Managers and the U.S. Underwriters have the option to purchase from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, if and when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and therein, respectively, will be validly issued, fully paid and non-assessable; the Common Stock, the Company's authorized but unissued preferred stock, par value $.01 per share (the "Preferred Stock"), the Company's authorized but unissued Preferred Stock designated as Series A Junior Participating Preferred Stock, the Rights Agreement dated as of February 19, 1996, as amended (the "Rights Agreement"), between the Company and The Bank of New York, as rights agent, and the preferred share purchase rights (the "Rights") issued under the Rights Agreement conform to all of the respective statements relating thereto contained in the Prospectuses and such statements conform to the rights set forth in the instruments defining such rights; no holder of Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

                (xii) Absence of Defaults and Conflicts. Neither the Company nor
                      ---------------------------------
       any of its subsidiaries is in violation of its charter or by-laws, partnership agreement, limited liability company agreement or other similar organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, the "Agreements and Instruments") except for such violations or defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of the Purchase Agreements and the consummation of the transactions contemplated in the Purchase Agreements and in the Registration Statement (including the sale to the Underwriters and public offering of the Securities, and the issuance and sale (if any) of the Securities which the Underwriters have the option to purchase from the Company pursuant to the Purchase Agreements and the use of the proceeds therefrom by the Company as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreements have been duly authorized by the Company by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any of the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, in the case of any Agreement or Instrument other than the Escrow Agreement (as defined below) and the Stock Purchase Agreement dated as of October 30, 1998 (the "Stock Purchase Agreement") among the Company, Joseph Webb Foods, Inc. and the Webb Sellers, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws, partnership agreement, limited liability company agreement or other similar organizational document of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                (xiii) Rights Plan. Each share of issued and outstanding Common
                       -----------
        Stock (including the Securities to be purchased by the Underwriters from the Selling Shareholders pursuant to the Purchase Agreements) has one Right attached to it, and each of the Securities which the Underwriters have the option to purchase from the Company pursuant to the Purchase Agreements will, if and when issued, have one Right attached to it; and the purchase by the Underwriters of the Securities to be purchased by them pursuant to the Purchase Agreements will not result in the occurrence of a "Distribution Date" (as defined in the Rights Agreement) or otherwise result in the separation of Rights from the related Common Stock certificates or the distribution of separate certificates evidencing the Rights.

                (xiv) Absence of Labor Dispute. No labor dispute with the
                      ------------------------
       employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in any such case, might reasonably be expected to result in a Material Adverse Effect.

                (xv) Absence of Proceedings. There is no action, suit,
                     ----------------------
       proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreements or the performance by the Company or the Selling Shareholders of their respective obligations under the Purchase Agreements; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the businesses of the Company and its subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.

                (xvi) Accuracy of Exhibits. There are no contracts or documents
                      --------------------
       which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                (xvii) Possession of Intellectual Property. The Company and its
                       -----------------------------------
       subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect.

                (xviii) Absence of Further Requirements. No filing with, or
                        -------------------------------
       authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Purchase Agreements, in connection with the sale to the Underwriters and public offering of the Securities or the issuance and sale, if any, of the Securities which the Underwriters have the option to purchase from the Company under the Purchase Agreements, or for the consummation of the other transactions contemplated by the Purchase Agreements, except such as have already been obtained under the 1933 Act or the 1933 Act Regulations and such as may be required under state securities or blue sky laws.

                (xix) Possession of Licenses and Permits. The Company and its
                      ----------------------------------
       subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xx) Title to Property. The Company and its subsidiaries have
                     -----------------
       good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases referred to above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect.

                (xxi) Compliance with Cuba Act. To the extent applicable, the
                      ------------------------
       Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                (xxii) Investment Company Act. The Company is not, and upon the
                       ----------------------
       issuance and sale (if any) of the Securities which the Underwriters have the option to purchase from the Company pursuant to the Purchase Agreements and the application of the net proceeds therefrom as described in the Prospectuses, will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxiii) Environmental Laws. Except as described in the
                        ------------------
     Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with the requirements of such Environmental Laws, permits, authorizations and approvals, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (xxiv) NYSE. The outstanding shares of Common Stock (including
                       ----
     the Securities to be sold by the Selling Shareholders to the Underwriters under the Purchase Agreements) are listed on the New York Stock Exchange and the Securities which the Underwriters have the option to purchase from the Company pursuant to the Purchase Agreements have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

                (xxv) Stock Certificates. The certificates evidencing the
                      ------------------
     Securities sold by the Selling Shareholders to the Underwriters pursuant to the Purchase Agreements will not, upon delivery to the Underwriters, bear any restrictive legends or be subject to any stop transfer instructions or similar restrictions on transfer.

                (xxvi) Registration Rights. Except for the instruments and
                       -------------------
     agreements listed on Schedule E hereto (collectively, the "Registration Rights Agreements"), there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the 1933 Act with respect to any securities (other than contractual obligations by the Company to file registration statements on Form S-8 covering issuances of its Common Stock pursuant to its employee or director stock, bonus or compensation plans) or to require the Company or any of its subsidiaries to include such securities in any registration statement filed by the Company under the 1933 Act or in any public offering of securities. True, complete and correct copies of the Registration Rights Agreements have been delivered to the Lead Managers, and, except in the case of the RSI Agreement

     (as defined in Schedule E hereto), Schedule E accurately sets forth, for each such Registration Rights Agreement, (i) the total number and type of securities which are entitled to the registration rights thereunder and
     (ii) the name of each holder of any such securities and the number of securities held by each such holder. The Company and its subsidiaries have complied with all of their obligations under the Registration Rights Agreements in connection with the transactions contemplated by the Purchase Agreements, and each person who has or would have had a right to register any securities pursuant to the Registration Statement or to include any securities in the offerings contemplated by the Purchase Agreements has been offered the opportunity to register such securities pursuant to the Registration Statement and to include such securities in the offerings contemplated by the Purchase Agreements, all in compliance with the Registration Rights Agreements, and each such person has either waived or elected not to exercise such rights or there has been included in the Registration Statement and the offerings contemplated by the Purchase Agreements the number and type of securities such person is entitled to include therein pursuant to the relevant Registration Rights Agreement.

                (xxvii) Supplemental Agreement. The Supplemental Agreement has
                        ----------------------
     been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the Company and USF, enforceable against the Company and USF in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the representations and warranties of the Company and USF set forth in the Supplemental Agreement are true, complete and correct; and, at the Closing Time, the Standstill Agreement will have been terminated and the Support Agreement will have been terminated to the extent provided in the Supplemental Agreement .

                (xxviii) No Right of First Refusal. Assuming that the Merrill
                         -------------------------
     Lynch Sellers (as defined in Schedule B hereto) comply, in connection with the Offering Transactions (as defined in the Supplemental Agreement), with their respective obligations under Section 4.1(c) of the Standstill Agreement as amended by the Supplemental Agreement, neither the Company nor any of its subsidiaries has any right of first refusal or other similar right to purchase any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to the Purchase Agreements. None of the Securities to be sold by the Webb Sellers (as defined in Schedule B hereto) is subject to any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (collectively, "Encumbrances") in favor of the Company or any of its subsidiaries or securing any obligation to or agreement with the Company or any of its subsidiaries, except that certain such Securities are subject to the terms of the Escrow Agreement dated as of November 16, 1998 between the Company PNC Bank, National Association, as escrow agent (the "Escrow Agent"), and the Webb Sellers (the "Escrow Agreement'). The Escrow Agreement does not constitute or create a security interest, mortgage or lien on, or other pledge of, any such Securities, and neither the Company nor any of its subsidiaries has filed or recorded any financing statement, mortgage or other similar document in any governmental office in respect of any such Securities; the Company has full right, power and authority under the Escrow Agreement and otherwise to duly and validly waive any provisions of the Escrow Agreement and any Encumbrances created thereby; and the Company hereby waives any and all Encumbrances arising under or pursuant to the Escrow Agreement in respect of the Securities to be sold to the Underwriters by the Webb Sellers pursuant to the Purchase Agreements and also waives any provisions of the Escrow Agreement which would limit or prevent, or be breached or violated by, the sale or transfer of such Securities to the Underwriters, provided that the foregoing waiver shall not alter or affect any agreement between the Company and the Webb Sellers requiring that proceeds from the sale of certain such Securities be deposited in escrow by the Custodian (as defined below) or the Webb Sellers or requiring that certain such Securities be returned to escrow by the Custodian or the Webb Sellers in the event that the Purchase Agreements are terminated or the sale of such Securities to the Underwriters is not consummated, it being understood that neither the Lead Managers nor the U.S. Underwriters nor any of the Underwriters shall have any responsibility or obligation whatsoever for depositing any such monies in escrow or for returning any such Securities to escrow.

     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and, if such Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, as follows, except that the Merrill Lynch Sellers (as defined in Schedule B hereto) do not make the representations and warranties set forth in subparagraphs (iv),
(v), (x)(A) or (xii) of this Section 1(b), the Webb Sellers do not make the representations and warranties set forth in subparagraph (x)(B) of this Section 1(b), and only ML Offshore LBO Partnership No. B-XVIII and ML Offshore LBO Partnership No. XIII make the representations and warranties set forth in subparagraph (xiii) of this Section 1(b):

                (i) Accurate Disclosure. At the respective times the
                    -------------------
     Registration Statement, and the Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this subparagraph (i) shall only apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, the Prospectuses and any amendments or supplements thereto made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any Prospectus or any amendment or supplement thereto; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder under the Purchase Agreements by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

                (ii) Authorization of Agreements. Such Selling Shareholder (if
                     ---------------------------
     not a natural person) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization. Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under the Purchase Agreements and, except in the case of the representations and warranties made by the Merrill Lynch Sellers (none of whom is entering into a Power of Attorney or Custody Agreement), its Power of Attorney and its Custody Agreement (as such terms are defined below), and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under the Purchase Agreements. The execution and delivery of the Purchase Agreements and, except in the case of the representations and warranties made by the Merrill Lynch Sellers, its Power of Attorney and its Custody Agreement by such Selling Shareholder, the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to the Purchase Agreements and the consummation of the other transactions contemplated by the Purchase Agreements, and compliance by such Selling Shareholder with its obligations under the Purchase Agreement and, except in the case of the representations and warranties made by the Merrill Lynch Sellers, its Power of Attorney and its Custody Agreement, have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any of the Securities to be sold by such Selling Shareholder or any other property or assets of such Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of, except in the case of the Webb Sellers, the charter or by-laws, partnership agreement, limited liability company agreement or other similar organizational documents of such Selling Shareholder or the provisions of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

                (iii) Good and Marketable Title. Such Selling Shareholder has,
                      -------------------------
     and will at the Closing Time and, if any Option Securities are purchased from such Selling Shareholder, on the relevant Date of Delivery have, good and marketable title to the Securities to be sold by such Selling Shareholder under the Purchase Agreements on such date, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to the Purchase Agreements; upon delivery of such Securities and payment of the purchase price therefor as contemplated in the Purchase Agreements, assuming none of the Underwriters has notice of an "adverse claim" (within the meaning of Section 8-102(a)(1) of the Uniform Commercial Code of the State of New York (the "UCC")) with respect to such Securities, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, and will be a "protected purchaser" within the meaning of UCC Section 8-303; and the Securities to be sold by such Selling Shareholder are not subject to any option, warrant, put, call, right of first refusal or other right to acquire or purchase any such Securities.

                (iv) Power of Attorney. Such Selling Shareholder has duly
                     -----------------
     authorized, executed and delivered a Power of Attorney (a "Power of Attorney") appointing Dean H. Janke and (A) in the case of the Power of Attorney executed by J. Christopher Reyes, M. Jude Reyes and David K. Reyes, (B) in the case of the Power of Attorney executed by M. Jude Reyes,
     J. Christopher Reyes and David K. Reyes and (C) in the case of the Power of Attorney executed by David K. Reyes, J. Christopher Reyes and M. Jude Reyes), as attorneys-in-fact (the "Attorneys-in-Fact") of such Selling Shareholder, and such Power of Attorney is a valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each Attorney-in-Fact is authorized to execute and deliver, on behalf of such Selling Shareholder, the Purchase Agreements and the certificates required to be delivered by such Selling Shareholder pursuant to Section 5 of each of the Purchase Agreements, to sell, assign, transfer and deliver to the Underwriters the Securities to be sold by such Selling Shareholder under the Purchase Agreements, to determine the purchase price of the Securities to be paid by the Underwriters to such Selling Shareholder under the Purchase Agreements, to authorize the delivery of the Securities to be sold by such Selling Shareholder to the Underwriters under the Purchase Agreements and to accept payment therefor, and otherwise to act on behalf of such Selling Shareholders in connection with the Purchase Agreements and all transactions related thereto.

                (v) Custody Agreement. Such Selling Shareholder has duly
                    -----------------
     authorized, executed and delivered a Custody Agreement (a "Custody Agreement") with ChaseMellon Shareholder Services, L.L.C., as custodian (the "Custodian"), and such Custody Agreement is a valid, binding and enforceable agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder under the Purchase Agreements, to accept payment therefor from the Underwriters and to execute and deliver a receipt for such payment. For purposes of this Agreement, references to "its Power of Attorney" and "its Custody Agreement", when used with respect to any Webb Seller, mean the Power of Attorney and Custody Agreement which have been executed by such Webb Seller.

                (vi) Purchase Agreements. Each of the International Purchase
                     -------------------
     Agreement and the U.S. Purchase Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

                (vii) Absence of Manipulation. Such Selling Shareholder has not
                      -----------------------
     taken, and, during the period from and including the date of this Agreement and ending at such time as the distribution of the Securities contemplated by the Purchase Agreements has been completed, will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (viii) Absence of Further Requirements. No filing with, or
                       -------------------------------
     consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations under the Purchase Agreements or, except in the case of the representations and warranties made by the Merrill Lynch Sellers, its Power of Attorney or its Custody Agreement, or in connection with the sale and delivery by such Selling Shareholder of the Securities to be sold by it under the Purchase Agreements or the consummation by such Selling Shareholder of the other transactions contemplated by the Purchase Agreements, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws.

                (ix) Restriction on Sale of Securities. During a period of 90
                     ---------------------------------
     days from the date of this Agreement, such Selling Shareholder will not, without the prior written consent of the Global Coordinator, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer (including, without limitation, by distribution to the limited partners, stockholders or other holders of equity interests, if any, in such Selling Shareholder) any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by such Selling Shareholder or with respect to which such Selling Shareholder has or hereafter acquires the power of disposition, or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or cause any of the foregoing to be included in a registration statement under the 1933 Act by means of any piggy-back or similar registration rights or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold by such Selling Shareholder under the Purchase Agreements.

          The foregoing paragraph will not restrict any transfer of Common Stock by any Webb Seller to the Company or any of its subsidiaries or to a trust for the benefit of such Webb Seller or such Webb Seller's spouse or lineal descendants, or any transfer of Common Stock by gift, will or intestate succession to such Webb Seller's spouse or lineal descendants, provided, in each case, that as a condition and prior to such transfer, the transferee, or the trustee or legal guardian on behalf of the transferee, executes and delivers to the Global Coordinator a lock-up agreement containing terms equivalent to those contained in the foregoing paragraph.

                (x) Certificates Suitable for Transfer. (A) In the case of any
                    ----------------------------------
     Webb Seller, certificates for all of the Securities to be sold by such Selling Shareholder pursuant to the Purchase Agreements, in suitable form for transfer by delivery and accompanied by duly executed stock powers endorsed in blank with signatures guaranteed, have been placed in custody with the Custodian. (B) In the case of any Merrill Lynch Seller, certificates for all of the Securities to be sold by such Selling Shareholder pursuant to the Purchase

     Agreements, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank or otherwise endorsed for transfer with signatures guaranteed, will be delivered to the registrar and transfer agent for the Common Stock no later than 48 hours prior to the Closing Time.

                (xi) No Association with NASD. Other than the Merrill Lynch
                     ------------------------
     Sellers (as defined in Schedule B hereto), neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

                (xii) Spousal Consent. Such Selling Shareholder either (i) is
                      ---------------
     married and has caused his or her spouse to join in and consent to the terms of its Custody Agreement, the Purchase Agreements and its Power of Attorney by executing the spousal consent attached to the Custody Agreement or (ii) if such spousal consent is unsigned, such Selling Shareholder has no spouse. No former spouse, if any, of such Selling Shareholder has any claim with respect to any of the shares of Common Stock deposited by such Selling Shareholder under its Custody Agreement.

                (xiii) Submission to Jurisdiction. Each of ML Offshore LBO
                       --------------------------
    Partnership No. B-XVIII and ML Offshore LBO Partnership No. XIII has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York, and has the power to designate, appoint and empower and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the Borough of Manhattan, The City of New York, as provided in Section 12 hereof.

    (c) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Global Coordinator, the Lead Managers or counsel for the International Managers shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder and delivered to the Global Coordinator, the Lead Managers or counsel for the International Managers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

    SECTION 2.    Sale and Delivery to International Managers; Closing.
                  ----------------------------------------------------
    (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders, severally and not jointly, agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of such Selling

Shareholder which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

    (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

    (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Brown & Wood llp, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called the "Closing Time").

    In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

    Payment shall be made to the Webb Sellers by wire transfer of immediately available funds to a single bank account designated by the Custodian or, at the option of Lead Managers, to a single bank account designated by Dean H. Janke, as Attorney-in-Fact, payment shall be made to the Merrill Lynch Sellers by wire transfer of immediately available funds to a single bank account designated by Merrill Lynch Capital Partners, Inc. and payment to the Company shall be made by wire transfer of immediately available funds to a bank account designated by the Company, in each case against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

    (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

    SECTION 3. Covenants of the Company.  The Company covenants with each
    ---------  ------------------------
International Manager as follows:

                (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement shall become effective or any supplement to any Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the forms of prospectus transmitted for filing under Rule 424(b) were received for filing by the Commission and, in the event that they were not, it will promptly file such prospectuses. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either of the prospectuses included in the Registration Statement at the time it became effective or to either of the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall object.

                (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, four signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T .

                (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, including in connection with market-making transactions in the Common Stock, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Purchase Agreements and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that such Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or such Prospectus comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

                (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                (h) Use of Proceeds. The Company will use the net proceeds, if any, received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                (i) Listing. The Company will use its best efforts to effect the listing of the Option Securities on the New York Stock Exchange, subject to official notice of issuance.

                (j) Restriction on Sale of Securities. During a period of 90 days from the date of this Agreement, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly,
     (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock (including, without limitation, any Common Stock or other such securities issued by the Company or which are now owned or hereafter acquired by the Company or with respect to which the Company has or hereafter acquires the power of disposition), or file or cause the filing of a registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the provisions of the foregoing sentence, the Company may do any of the following: (1) issue Common Stock under its employee or director stock, bonus or compensation plans, or grant options to purchase Common Stock or other awards under such plans, in each case as such plans are in effect on the date of this Agreement, and file one or more registration statements on Form S-8 covering the offering and sale of securities issuable under such plans; (2) issue Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock to owners of businesses which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses or to management employees of such businesses in connection with any such acquisition, enter into and implement collar and other price protection arrangements in connection with any such acquisition, and file one or more registration statements on Form S-4 covering the offering and sale of Common Stock or such other securities by the Company to such owners in connection with such acquisitions; (3) in connection with the future acquisition of any business, whether by merger, acquisition of assets or capital stock or otherwise, that has outstanding warrants, options or other securities convertible into or exchangeable or exercisable for or repayable with common stock or other equity securities, or that maintains employee or director bonus or compensation plans providing for the issuance of common stock or options to purchase common stock or other awards, (A) issue substantially similar new warrants, options or other securities to replace the outstanding options, warrants or other securities of such acquired business or assume the obligations of such acquired business under such outstanding warrants, options or other securities or such plans, and issue Common Stock pursuant to any such warrants, options or other securities, as in effect on the date of such issuance or assumption, or grant options to purchase Common Stock or other awards and issue Common Stock under any such plans, as in effect on the date of acquisition, and (B) file one or more registration statements on Form S-8 covering the offering and sale of securities issuable under such plans; (4) issue Common Stock pursuant to acquisition agreements existing on the date of this Agreement which were entered into by the Company to effect the acquisitions of Lone Star Institutional Grocers, Inc., J.H. Haar & Sons, L.L.C. and Joseph Webb Foods, Inc., as described under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction" in the Prospectuses, as such agreements are in effect on the date hereof and implement collar and other price protection provisions contained in such agreements; (5) issue Common Stock upon exercise of an outstanding warrant to purchase 71,460 shares of Common Stock as of January 31, 1999, subject to anti-dilution adjustments, as such warrant is in effect on the date hereof; and (6) file one or more shelf registration statements covering the resale of (A) Common Stock issued to owners of businesses acquired by the Company prior to the date hereof or to the owner of the warrant referred to in clause (5) of this sentence under registration rights agreements existing on the date hereof, as such agreements are in effect on the date hereof, and (B) Common Stock issued in accordance with clause (2) of this sentence to owners of businesses acquired by U.S. Foodservice subsequent to the date hereof, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses under registration rights agreements entered into in connection with such acquisitions.

                (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                (l) Supplemental Agreement. The Company and USF will perform and comply with all of their respective covenants and obligations under the Supplemental Agreement. Upon the purchase by the Underwriters of the Initial Securities to be sold by the Merrill Lynch Sellers pursuant to the Purchase Agreements and delivery of the resignation letters contemplated by
     Section 5(k) hereof, the Company will at the Closing Time deliver a certificate to the effect that the conditions set forth in clauses (a) and
     (b) of the first paragraph of Section 4 of the Supplemental Agreement have been satisfied and that the Standstill Agreement and, to the extent provided in the Supplemental Agreement, the Support Agreement have been terminated.

     SECTION 4.    Payment of Expenses.
     ------------  --------------------

     (a) Expenses of the Company. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement (except for the expenses payable by the Merrill Lynch Sellers pursuant to Section 4(b) hereof and the expenses payable by the Webb Sellers pursuant to Section 4(c) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing or printing, copying and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Agreement among Managers, the Intersyndicate Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors and the reasonable fees and disbursements of a single law firm representing the Merrill Lynch Sellers, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, word processing or printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the copying of closing documents, (ix) the fees and expenses of the Custodian and any transfer agent or registrar for the Securities, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Option Securities on the New York Stock Exchange.

     (b) Expenses of the Merrill Lynch Sellers. The Merrill Lynch Sellers, severally and not jointly, will pay the following expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, the Purchase Agreements: (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of their Securities to the Underwriters, (ii) the fees and disbursements of their respective counsel and accountants, except that the Company shall, as provided in Section 4(a) above, pay the reasonable fees and disbursements of a single law firm representing the Merrill Lynch Sellers, and (iii) underwriting discounts and commissions with respect to the Securities sold by them to the Underwriters.

     (c) Expenses of the Webb Sellers. The Webb Sellers, severally and not jointly, will pay the following expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, the Purchase Agreements: (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of their Securities to the Underwriters, (ii) the fees and disbursements of their respective counsel and accountants and (iii) underwriting discounts and commissions with respect to the Securities sold by them to the Underwriters.

     (d) Allocation of Expenses. The provisions of this Section 4 shall not enlarge or otherwise alter the respective rights or obligations of the Merrill Lynch Sellers or the Company under the RSI Agreement with respect to the sharing or allocation of such costs and expenses or affect any other agreement that the Company and any of the Selling Shareholders have made or may make for sharing or allocation of such costs and expenses, including, without limitation, the Registration Rights Agreement dated as of November 16, 1998 among the Company and the Webb Sellers.

    (e) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5, Section 9(a)(i) or
Section 11 hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

    SECTION 5. Conditions of International Managers, Obligations. The
               -------------------------------------------------
obligations of the several International Managers under this Agreement are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or of or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time and at each Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinions of Counsel for Company. At the Closing Time, the Lead Managers shall have received the favorable opinions, each dated as of the Closing Time and addressed to the Lead Managers and the U.S. Representatives, of (i) Hogan & Hartson L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the International Managers may reasonably request, and (ii) Chapman & Cutler, special Illinois counsel to the Company, and Lionel Sawyer & Collins, special Nevada counsel to the Company, each in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit A-2 and A-3 hereto, respectively, and to such further effect as counsel to the International Managers may reasonably request.

        (c) Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Lead Managers shall have received the favorable opinions, each dated as of the Closing Time and addressed to the Lead Managers and the U.S. Representatives, of (i) each of the attorneys listed on Schedule F attached hereto for the Merrill Lynch Sellers listed opposite such attorney's name, each in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letters for each of the other Underwriters, each such opinion to be in the form and to the effect heretofore approved by the Lead Managers and to such further effect as counsel to the International Managers may reasonably request, and (ii) Katten, Muchin & Zavis, counsel for the Webb Sellers, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Managers may reasonably request.

        (d) Opinion of Counsel for International Managers. At the Closing Time, the Lead Managers shall have received the favorable opinion, dated as of the Closing Time, of Brown & Wood llp, counsel for the International Managers, with respect to the organization of the Company, the validity of the Securities (if any) to be sold by the Company, this Agreement, the Registration Statement, the Prospectuses and such other related matters as the Lead Managers may require, together with signed or reproduced copies of such letter for each of the other Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

        (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice

    President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of such officers, are contemplated by the Commission.

        (f) Certificate of Selling Shareholders; Letter of Escrow Agent. At Closing Time, the Lead Managers shall have received a certificate signed by all of the Merrill Lynch Sellers and a certificate signed by all of the Webb Sellers or on behalf of all of the Webb Sellers by an Attorney-in-Fact, each dated as of the Closing Time, to the effect that (i) the representations and warranties of each such Selling Shareholder in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (ii) each such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iii) in the case of the certificate signed by the Merrill Lynch Sellers, the Merrill Lynch Sellers have delivered and sold to the Underwriters pursuant to the Purchase Agreements a number of shares of Common Stock which is equal to or greater than the Subject Number (as defined in the Supplemental Agreement). Prior to the time of execution of this Agreement, the Lead Managers shall have received from the Escrow Agent a letter addressed to the Lead Managers and the U.S. Representatives, in form and substance satisfactory to the Lead Managers, to the effect that (i) all amounts payable to the Escrow Agent pursuant to the Escrow Agreement (including, without limitation, Sections
    6.7 and 6.8 thereof) have been paid in full and (ii) the Escrow Agent releases any and all liens it may have with respect to the Securities to be sold by the Webb Sellers pursuant to the Purchase Agreements.

        (g) Comfort Letter from KPMG LLP. At the time of the execution of this Agreement, the Lead Managers shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses and which shall cover, among other things, the financial statements of Valley Industries, Inc. and subsidiaries and Z Leasing Company, a general partnership.

        (h) Comfort Letter from PricewaterhouseCoopers LLP. At the time of the execution of this Agreement, the Lead Managers shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

        (i) Comfort Letter from Arthur Andersen LLP. At the time of the execution of this Agreement, the Lead Managers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

        (j) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from each of KPMG LLP, PricewaterhouseCoopers LLP and Arthur Andersen LLP a letter, in form and substance satisfactory to the Lead Managers and dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsections (g), (h) and (i), respectively, of this Section, except that the "specified date" referred to shall be a date not more than three business days prior to Closing Time.

        (k) Executed Supplemental Agreement. Prior to the execution of this Agreement, the Lead Managers shall have received a copy of the Supplemental Agreement, in form and substance satisfactory to the Lead Managers, duly executed by the parties thereto, and the Supplement Agreement shall be in full force and effect at the Closing Time; and, at the Closing Time, the Representatives shall have received (i) a certificate of the Company, signed by the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, to the effect that the Standstill Agreement and, to the extent provided in the Supplemental Agreement, the Support Agreement have been terminated and (ii) a letter of resignation in substantially the form of Exhibit D hereto from each of Matthias B. Bowman and Albert J. Fitzgibbons III.

        (l) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (m) No Objection. Prior to the date of this Agreement, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (n) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities to be purchased by them under the U.S. Purchase Agreement.

        (o) Deposit of Securities. On or prior to the date of this Agreement, the Securities to be sold by the Webb Sellers to the Underwriters pursuant to the Purchase Agreements shall have been deposited with the Custodian, together with stock powers duly endorsed in blank by each of the Webb Sellers. Not later than the second business day before the Closing Time, the Securities to be sold by the Merrill Lynch Sellers to the Underwriters pursuant to the Purchase Agreements shall have been delivered to the registrar and transfer agent for the Common Stock, duly endorsed in blank or together with stock powers duly endorsed in blank, by each of the Merrill Lynch Sellers, together with instructions to transfer such Securities to the Underwriters at Closing Time.

        (p) Tax Forms. At the Closing Time, the Lead Managers shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from each of the Selling Shareholders.

        (q) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
    Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company or by or on behalf of any Selling Shareholder hereunder shall be true and correct on and as of the Date of Delivery for such International Option Securities and, at such Date of Delivery, the Lead Managers shall have received:

                (i) Opinions of Counsel for Company. The favorable opinions of
                ---  -------------------------------
       (i) Hogan & Hartson L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery and addressed to the Lead Managers and the U.S. Representatives, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof, together with signed or reproduced copies of such letter for each of the Underwriters, and (ii) Chapman & Cutler, special Illinois counsel to the Company, and Lionel Sawyer & Collins, special Nevada counsel to the Company, each in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery and addressed to the Lead Managers and the U.S. Representatives, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(b) hereof, together with signed or reproduced copies of such letters for each of the Underwriters.

                (ii) Opinion of Counsel for International Managers. The
                ---- ---------------------------------------------
       favorable opinion of Brown & Wood llp, counsel for the International Managers, dated such Date of Delivery, relating to the Option Securities to be purchased from the Company on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                (iii) Officers' Certificate. A certificate, dated such Date of
                ----- ---------------------
       Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company to the same effect as the certificate delivered at the Closing Time pursuant to
       Section 5(e) hereof.

                (iv) Bring-down Comfort Letter. A letter from each of KPMG LLP,
                ---- -------------------------
       PricewaterhouseCoopers LLP and Arthur Andersen LLP, each in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, to the effect that they reaffirm the statements made in the letters furnished to the Lead Managers pursuant to Sections 5(g), (h) and
       (i) hereof, respectively, hereof,
                                           28
       except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

       (r) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

       (s) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.
     ---------  ---------------

     (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each International Manager, each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to

     Section 6(e) below) any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch for the International Managers and all persons, if any, who control any International Managers as aforesaid, and the fees and disbursements of counsel chosen by the Majority Selling Shareholders (as defined below) for the Selling Shareholders and all persons, if any, who control any Selling Shareholders as aforesaid), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or in any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto); provided, further, that the Company shall not be liable under this
          --------  --------
indemnity agreement to any Selling Shareholder or person controlling such Selling Shareholder to the extent that any such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or in any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use therein; and, provided,
                                                                      --------
further, that this indemnity agreement with respect to any preliminary
--------
prospectus shall not inure to the benefit of any International Manager from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such International Manager, if a copy of the International Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such International Manager to such person, if such sending or giving of the International Prospectus is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the International Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the International Prospectus. As used in this Agreement, the term "Majority Selling Shareholders" means the Selling Shareholders who, at the date of this Agreement, held a majority of the Initial International Securities to be sold to the International Managers by the Selling Shareholders pursuant to this Agreement.

     (b) Indemnification by Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each International Manager, each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or Prospectus (or any amendment or supplement thereto); provided, that the aggregate liability of any
                                  --------
Selling Shareholder pursuant to this paragraph (b) shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of Securities.

        (c) Indemnification by International Managers. Each International Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary International prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary International Prospectus or the International Prospectus (or any amendment or supplement thereto).

        (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the respective indemnified parties shall be selected as follows: counsel to the International Managers and all persons, if any, who control any International Managers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Merrill Lynch; counsel to the Company, its directors, each of its officers who signed the Registration Statement and all persons, if any, who control the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company; and counsel to the Selling Shareholders and all persons, if any, who control any Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Majority Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for (i) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties' own counsel for all International Managers and all persons, if any, who control any International Manager within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, (ii) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties' own counsel for the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (iii) the fees and expenses of more than one separate counsel (in addition to any local counsel) separate from the indemnifying parties' own counsel for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (f) Other Agreements with Respect to Indemnification. The provisions of this Section 6 or Section 7 hereof shall not affect any agreements among the Company and the Selling Shareholders with respect to indemnification of each other or contribution.

        (g) Currencies. Any payment made by the Company, any Selling Shareholder or any International Manager pursuant to this Section 6 or Section 7 hereof with respect to any loss, liability, claim, damage or expense incurred in a currency other than U.S. dollars shall be made by the Company, such Selling Shareholder or such International Manager, as the case may be, in such amount of U.S. dollars as shall be necessary to enable the indemnified party to purchase the amount of such other currency needed to satisfy such loss, liability, claim, damage or expense, including any premiums and costs of exchange payable in connection with the conversion of U.S. dollars into the relevant currency.

        (h) Insofar as the indemnity agreements in Section 6(a) hereof may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an International Manager or a Selling Shareholder or who controls an International Manager or a Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof with respect to indemnification.

        SECTION 7. Contribution. If the indemnification provided for in Section
        ---------  ------------
6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether the applicable untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, (i) no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount of net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of Securities.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, and each person, if any, who controls any Selling Shareholder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Selling Shareholder. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section 7 shall not affect any agreements among the Company and the Selling Shareholders with respect to contribution between themselves.

        SECTION 8. Representations, Warranties and Agreements to Survive
        ---------  -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
---------
Agreement or in certificates of officers of the Company or any of its subsidiaries or in certificates signed by or on behalf of the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person of any International Manager, or by or on behalf of the Company or any Selling Shareholder or any controlling person of the Company or any Selling Shareholder, and shall survive delivery of the International Securities to the International Managers.

        SECTION 9. Termination of Agreement.
        ---------  ------------------------

        (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time, and the obligations of the International Managers to purchase International Option Securities on any Date of Delivery which is after the Closing Time may be terminated by the Lead Managers, by notice to the Company, at or prior to such Date of Delivery, (i) if there has been, since the time of execution of this Agreement and prior to the Closing Time or such Date of Delivery, as the case may be, or since the respective dates as of which information is given in any Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the International Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, Maryland or New York authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, or if the obligation of the International Managers to purchase International Option Securities on any Date of Delivery which is after the Closing Time is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except (in the case of any termination of this Agreement) as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive any such termination of this Agreement and remain in full force and effect.

        SECTION 10. Default by One or More of the International Managers. If one
        ----------  ----------------------------------------------------
or more of the International Managers shall fail at the Closing Time or a Date of Delivery to purchase the International Securities which it or they are obligated to purchase under this Agreement on such date (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

                (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section 10 shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

        SECTION 11. Default by one or more of the Selling Shareholders or the
        ----------  --------------------------------------------------------
Company.
--------

        (a) If one or more of the Selling Shareholders shall fail at the Closing Time to sell and deliver the number of Securities which it or they, as the case may be, are obligated to sell under this Agreement on such date, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder on such date to the total number of shares to be sold by all Selling Shareholders (including such defaulting Selling Shareholder or Selling Shareholders, as the case may be) on such date, then the International Managers may, at the option of the Lead Managers, by notice from the Lead Managers to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect, or (b) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder on such date. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

        (b) If the Company shall fail at a Date of Delivery to sell and deliver the number of Securities that it is obligated to sell under this Agreement on such date, then the International Managers may, at the option of the Lead Managers, by notice from the Lead Managers to the Company and the Selling Shareholders, terminate this Agreement or, in the case of any Date of Delivery which occurs after the Closing Time, terminate the obligations of the International Managers to purchase the International Option Securities to be purchased on such Date of Delivery, in each case without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 hereof shall survive any such termination of this Agreement and remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder or the Company referred to in this Section 11 which does not result in the termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligations of the International Managers to purchase the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

        SECTION 12. Agent for Service; Submission to Jurisdiction; Waiver of
        ----------  --------------------------------------------------------
Immunities. Each of ML Offshore LBO Partnership No. B-XVIII and ML Offshore LBO
----------
Partnership No. XIII (each for purposes of this Section 12, a "Subject Entity") irrevocably (i) agrees, severally and not jointly, that any legal suit, action or proceeding against such Subject Entity brought by any International Manager or by any person who controls any International Manager arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York,
(ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding or to the convenience of the forum and (iii) submits to the non-exclusive jurisdiction of any federal or state court in the State of New York in any such suit, action or proceeding. Each Subject Entity has appointed as its authorized agent (the "Authorized Agent"), which term, as used herein, includes any successor in such capacity, upon whom process may be served in any such action arising out of or based on this Agreement or any of the transactions contemplated hereby which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York by any International Manager or by any person who controls any International Manager, expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each Subject Entity represents and warrants that the Authorized Agent has agreed to act as such agent for service of process. Service of process upon the Authorized Agent and written notice of such service to such Subject Entity (delivered as provided in Section 13 hereof) shall be deemed, in every respect, effective service of process upon such Subject Entity.

        In respect of any judgment or order given or made against a Subject Entity (the "Indemnifying Subject Entity") in favor of any International Manager or any person, if any, who controls any International Manager for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, such Indemnifying Subject Entity shall indemnify such International Manager against any loss incurred by such International Manager or controlling person as a result of any variation between
(i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such International Manager or controlling person is able to purchase United States dollars with the amount of judgment currency actually received by such International Manager or controlling person. The foregoing indemnity shall constitute separate and independent obligations of each Subject Entity and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

        To the extent that any Subject Entity or any of such Subject Entity's properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from (i) any legal action, suit or proceeding, (ii) setoff or counterclaim,
(iii) the jurisdiction of any court, (iv) service of process, (v) attachment upon or prior to judgment, (vi) attachment in aid of execution of judgment,
(vii) execution of judgment, or (viii) other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, such Subject Entity (to the maximum extent permitted by law) hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

        SECTION 13. Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at Merrill Lynch International, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, England, attention of Syndicate Operations; notices to the Company shall be directed to it at 9755 Patuxent Woods Drive, Columbia, Maryland 21046, attention of David M. Abramson; notices to the Merrill Lynch Sellers shall be directed to them at Merrill Lynch Capital Partners, Inc., 225 Liberty Street, New York, New York 10080-6123, Attention of William Orlando, with a copy to Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281-1323, Attention of Frank J. Marinaro, Esq.; and notices to the Webb Sellers shall be directed to them at Reyes Holdings, 225 East Deerpath Road, Suite 270, Lake Forest, Illinois 60045, Attention: Dean H. Janke, with a copy to Steven V. Napolitano, Esq., Katten, Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

        SECTION 14. Parties. This Agreement shall each inure to the benefit of
                    -------
and Shareholders and their respective successors. Nothing expressed in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Shareholders and their respective successors, and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

        SECTION 15. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY
                    ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME, UNLESS OTHERWISE INDICATED.

        SECTION 16. Effect of Headings. The Article and Section headings herein
                    ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

                     [SIGNATURE PAGES FOLLOW]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company and the Selling Shareholders in accordance with its terms.

                                    Very truly yours,

                                    U.S. FOODSERVICE

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    MERRILL LYNCH CAPITAL APPRECIATION
                                    PARTNERSHIP NO. B-XVIII, L.P.

                                    By:  Merrill Lynch LBO Partners No. B-IV,
                                         L.P., as General Partner

                                    By:  Merrill Lynch Capital Partners, Inc.,
                                         as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    MERRILL LYNCH KECALP L.P. 1994

                                    By:  KECALP Inc., as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    ML OFFSHORE LBO PARTNERSHIP NO. B-XVIII

                                    By:  Merrill Lynch LBO Partners No. B-IV,
                                         L.P., as Investment General Partner

                                    By:  Merrill Lynch Capital Partners, Inc.,
                                         as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    ML IBK POSITIONS, INC.

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    MLCP ASSOCIATES L.P. NO. II

                                    By:  Merrill Lynch Capital Partners, Inc.,
                                         as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    MERRILL LYNCH KECALP L.P. 1991

                                    By:  KECALP Inc., as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    MERRILL LYNCH CAPITAL APPRECIATION
                                    PARTNERSHIP NO. XIII, L.P.

                                    By:  Merrill Lynch LBO Partners No. IV,
                                         L.P., as General Partner

                                    By:  Merrill Lynch Capital Partners, Inc.,
                                         as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    ML OFFSHORE LBO PARTNERSHIP NO. XIII

                                    By:  Merrill Lynch LBO Partners No. IV,
                                         L.P., as Investment General Partner

                                    By:  Merrill Lynch Capital Partners, Inc.,
                                         as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    ML EMPLOYEES LBO PARTNERSHIP NO. I, L.P.

                                    By:  ML Employees LBO Managers, Inc., as
                                         General Partner

                                    MERRILL LYNCH KECALP L.P. 1987


                                    By:  KECALP Inc., as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    MERCHANT BANKING L.P. NO. II

                                   By:  Merrill Lynch MBP Inc., as General
                                         Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                    MLCP ASSOCIATES L.P. NO. IV

                                    By:  Merrill Lynch Capital Partners, Inc.,
                                         as General Partner

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:



                                    ---------------------------------------
                                                J. Christopher Reyes



                                     ---------------------------------------
                                                M. Jude Reyes



                                    ---------------------------------------
                                                David K. Reyes

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH INTERNATIONAL
GOLDMAN, SACHS INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
J.C. BRADFORD & CO.

BY:  MERRILL LYNCH INTERNATIONAL

BY:
   ---------------------------
      Attorney-in-Fact

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A

                                                                                 Number of
                                                                                  Initial
                                                                               International
Name of International Manager                                                   Securities
-----------------------------                                               -------------------

Merrill Lynch International...............................................
Goldman Sachs International...............................................
Salomon Brothers International Limited....................................
J.C. Bradford & Co........................................................
                                                                                 _________
        Total.............................................................
                                                                                 =========


                                    Sch A-1

                                   SCHEDULE B

                                          Number of Initial International     Maximum Number of International
                                               Securities to be Sold                       Option
                                                                                   Securities to Be Sold
                                         --------------------------------     -------------------------------
U.S. Foodservice......................                         0                               260,878
Merrill Lynch Capital Appreciation
 Partnership No. B-XVIII, L.P.(1).....                   675,413                                     0
Merrill Lynch KECALP L.P. 1994(1).....                    10,521                                     0
ML Offshore LBO Partnership No.
 B-XVIII(1)...........................                   339,819                                     0
ML IBK Positions, Inc. (1)............                   223,228                                     0
MLCP Associates L.P. No. II (1).......                     8,100                                     0
Merrill Lynch KECALP L.P. 1991(1).....                    29,418                                     0
Merrill Lynch Capital Appreciation
 Partnership No. XIII, L.P. (1).......                   251,116                                     0
ML Offshore LBO Partnership No.
 XIII(1)..............................                     6,384                                     0
ML Employees LBO Partnership No. I,
 L.P. (1).............................                     6,242                                     0
Merrill Lynch KECALP L.P. 1987(1).....                     4,717                                     0
Merchant Banking L.P. No. II(1).......                     4,717                                     0
MCLP Associates L.P. No. IV(1)........                     2,104                                     0
J. Christopher Reyes(2)...............                    70,964                                     0
M. Jude Reyes (2).....................                    70,964                                     0
David K. Reyes (2)....................                    35,482                                     0
                                              ------------------                   -------------------
Total.................................                 1,739,189                               260,878
                                              ==================                   ===================

----------------------------------------------
(1) The entities whose names are marked with (1) are herein sometimes referred to, collectively, as the "Merrill Lynch Sellers" and, individually, as a "Merrill Lynch Seller".
(2) The persons whose names are marked with (2) are herein sometimes referred to, collectively, as the "Webb Sellers", and, individually, as a "Webb Seller".


                                     Sch B-1

                                  SCHEDULE C

          1. The initial public offering price per share for the International Securities shall be $.

          2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $, being an amount equal to the initial public offering price set forth above less $ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.


                                    Sch C-1

                                   SCHEDULE D

                          LIST OF SUBJECT SUBSIDIARIES

                   Name of Subsidiary                      Jurisdiction of Incorporation
--------------------------------------------------------  -------------------------------
White Swan, Inc.                                                     Delaware
JP Foodservice Distributors, Inc.                                    Delaware
John Sexton & Co.                                                    Delaware
Illinois Fruit & Produce Corp.                                       Illinois
U.S. Foodservice, Inc.                                               Delaware
Biggers Brothers, Inc.                                               Delaware
E & H Distributing Co.                                               Nevada
Joseph Webb Foods, Inc.                                              Delaware

                                    Sch D-1

                                   SCHEDULE E

                         Registration Rights Agreements

1. Registration Rights Agreement dated as of May 17, 1996 (the "RSI Agreement") among Rykoff-Sexton, Inc., a Delaware corporation, and Merrill Lynch Capital Appreciation Partnership, No. B-XVIII, L.P. and the other parties thereto and assumed by USF.

2.  Common Stock Purchase Warrant expiring September 30, 2005, dated
    December 24, 1997, issued by JP Foodservice, Inc., a Delaware corporation, and registered in the name of Bankers Trust New York Corporation.

    (a) Type of securities entitled to registration rights thereunder: Common Stock.
    (b)  Total number of securities entitled to registration rights thereunder:
         71,460 shares as of January 31, 1999, subject to adjustment pursuant to anti-dilution provisions therein.
    (c)  Holder of securities entitled to registration rights thereunder:
         Bankers Trust New York Corporation.

3. Registration Rights Agreement dated as of October 23, 1998 between U.S. Foodservice and Geoffrey Haar.

    (a) Type of securities entitled to registration rights thereunder: Common Stock.
    (b)  Total number of securities entitled to registration rights thereunder:
         550,543 shares, subject to post-closing adjustments as provided in the related acquisition agreement.
    (c)  Holder of securities entitled to registration rights thereunder:
         Geoffrey Haar.

4. Registration Rights Agreement dated as of November 16, 1998 among U.S. Foodservice and the stockholders of Joseph Webb Foods, Inc. identified as such on the signature pages thereof.

    (a) Type of securities entitled to registration rights thereunder: Common Stock.
    (b)  Total number of securities entitled to registration rights thereunder:
         896,057 shares, subject to post-closing adjustments and earn-out issuances as provided in the related acquisition agreement.
    (c) Holders of securities entitled to registration rights thereunder and number of such securities held by each such holder: J. Christopher Reyes, 358,423 shares; M. Jude Reyes, 358,423 shares; and David K. Reyes, 179,211 shares, subject to adjustments as indicated in (b) above.

5. Registration Rights Agreement dated as of March 20, 1998 among U.S. Foodservice and each of the stockholders of Westland Provisions, Inc. identified on the signature pages thereof.

    (a) Type of securities entitled to registration rights thereunder: Common Stock.
    (b)  Total number of securities entitled to registration rights thereunder:
         46,795 shares.


                                    Sch E-1

    (c) Holders of securities entitled to registration rights thereunder and number of such securities held by each such holder as of March 1, 1999:
         Richard Hafdal, 30,049 shares; Gary Hafdal, 498 shares; Frank Roedl, 2,322 shares; Rod Buck, 6,337 shares; Sharon Robbins, 166 shares; and
         B. Scott Ball, 7,423 shares.

6. Registration Rights Agreement dated as of July 6, 1998 among U.S. Foodservice and C. Donald Stahl.

    (a) Type of securities entitled to registration rights thereunder: Common Stock.
    (b)  Total number of securities entitled to registration rights thereunder:
         12,925 shares.
    (c) Holders of securities entitled to registration rights thereunder and number of such securities held by such holder as of March 1, 1999: C. Donald Stahl.

                                    Sch E-2

                                  SCHEDULE F


                 List of Counsel to the Merrill Lynch Sellers


Attorney                                Merrill Lynch Seller
--------                                --------------------
Frank J. Marinaro, Esq................  Merrill Lynch Capital Appreciation Partnership No. B
                                                    XVIII, L.P.
                                        ML IBK Positions, Inc.
                                        MLCP Associates L.P. No. II
                                        MLCP Associates L.P. No. IV
                                        Merrill Lynch Capital Appreciation Partnership No.
                                                    XIII, L.P.
                                        Merrill Lynch Capital Appreciation Partnership No.
                                                    XIII, L.P.
                                        ML Employees LBO Partnership No. I, L.P.

Robin Mass, Esq.......................  Merrill Lynch KECALP L.P. 1994
                                        Merrill Lynch KECALP L.P. 1991
                                        Merrill Lynch KECALP L.P. 1987

Margaret E. Nelson, Esq...............  Merchant Banking L.P. No. II

Curtis, Mallet-Prevost, Colt & Mosle
and W.S. Walker & Company.............  ML Offshore LBO Partnership No. B-XVIII
                                        ML Offshore LBO Partnership No. XIII

                                    Sch F-1

                                                                       Exhibit A

                   FORM OF OPINION OF HOGAN & HARTSON L.L.P.

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the States of Maryland, [ ] and [ ].

     (iv) The authorized capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization". The shares of issued and outstanding capital stock (including the Securities to be purchased by the Underwriters from the Selling Shareholders pursuant to the Purchase Agreements) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company (including the Securities to be purchased by the Underwriters from the Selling Shareholders pursuant to the Purchase Agreements) was issued in violation of the preemptive or other similar rights of any security holder of the Company arising under the charter or by-laws of the Company, the General Corporation law of the State of Delaware (the "DGCL"), the Standstill Agreement, the Support Agreement or, to the best of our knowledge, otherwise.

     (v) The Securities which the U.S. Underwriters and the International Managers have the option to purchase from the Company have been duly authorized for issuance and sale to the U.S. Underwriters and the International Managers pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable; and no holder of any of the Securities is subject to personal liability by reason of being such a holder.

     (vi) The issuance by the Company of the Securities which the U.S. Underwriters and the International Managers have the option to purchase from the Company pursuant to the Purchase Agreements is not subject to preemptive or other similar rights of any security holder of the Company arising under the charter or by-laws of the Company, the DGCL, the Standstill Agreement, the Support Agreement or, to the best of our knowledge, otherwise.

     (vii) Each of White Swan, Inc., JP Foodservice Distributors, Inc., John Sexton & Co., U.S. Foodservice, Inc., Biggers Brothers, Inc. and Joseph Webb Foods, Inc., each a Delaware corporation (collectively, the "Delaware Subsidiaries" and, individually, a "Delaware Subsidiary"), is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified
to transact business and is in good standing in [        ]; and except as other
wise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Delaware Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, all of the issued and outstanding capital stock of each Delaware Subsidiary is owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (viii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

     (ix) The Supplemental Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and USF, enforceable against the Company and USF in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     (x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, and the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and any of the Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (xii) The documents incorporated by reference in the Prospectuses (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (xiii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the DGCL, with any applicable requirements of the charter and by-laws of the Company and with all applicable requirements of the New York Stock Exchange.

     (xiv) The information in the Prospectuses under "Risk Factors--Future sales of our common stock in the public market could adversely affect our stock price and our ability to raise funds in new stock offerings", "Risk Factors-- Provisions in our charter and bylaws and in Delaware law could discourage takeover attempts we oppose even if our stockholders might benefit from a change in control of U.S. Foodservice", "Risk Factors--We have adopted a shareholder rights plan which could discourage hostile acquisitions of control in which our stockholders may wish to participate", "Business--Legal Proceedings", "Description of Capital Stock", "Shares Eligible for Future Sale" and "Certain U.S. Tax Consequences to Non-U.S. Holders", the information in the Registration Statement under Item 15 thereof, and the information in the Company's Annual Report on Form 10-K/A-1 for its fiscal year ended June 27, 1998 under "Legal Proceedings", in each case to the extent that it constitutes, summaries of legal matters, summaries of the Company's charter or by-laws, the Rights Agreement or other instruments or agreements, summaries of legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xv) All descriptions in the Prospectuses of contracts and other documents to which the Company or its subsidiaries are a party are accurate and correct in all material respects.

     (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws, as to which we need express no opinion) is necessary or required for the execution, delivery or performance by the Company of its obligations under the Purchase Agreements, in connection with the sale to the Underwriters and public offering of the Securities, in connection with the issuance and sale, if any, of the Securities which the Underwriters have the option to purchase from the Company pursuant to the Purchase Agreements and the use of the proceeds therefrom by the Company as described in the Prospectuses under "Use of Proceeds" or for the consummation of the transactions contemplated by the Purchase Agreements.

     (xvii) The execution, delivery and performance of the Purchase Agreements and the consummation of the transactions contemplated in the Purchase Agreements and in the Registration Statement (including the sale to the Underwriters and public offering of the Securities and the issuance and sale, if any, by the Company of the Securities which the Underwriters have the option to purchase from the Company and the use of the proceeds therefrom by the Company as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under the

Purchase Agreements have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in the Purchase Agreements) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, (A) any instrument or agreement listed on Schedule E to the Purchase Agreements, the Standstill Agreement, the Support Agreement, the Agreement and Plan of Merger dated as of June 30, 1997 among JP Foodservice, Inc., Hudson Acquisition Corp and Rykoff-Sexton, Inc., the Stock Purchase Agreement or the Escrow Agreement or (B) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary is subject filed as an exhibit to the Registration Statement or as an exhibit to any document incorporated or deemed to be incorporated by reference in the Registration Statement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Delaware Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or any subsidiary or any of their respective assets, properties or operations.

     (xviii) The Company is not an "investment company" as such term is defined in the 1940 Act.

     (xix) To our knowledge, each share of issued and outstanding Common Stock (including the Securities to be purchased by the Underwriters from the Selling Shareholders pursuant to the Purchase Agreements) has one Right attached to it; and each of the Securities which the Underwriters have the option to purchase from the Company pursuant to the Purchase Agreements will, if and when issued, have one Right attached to it. The purchase by the Underwriters of the Securities to be purchased by them pursuant to the Purchase Agreements will not result in the occurrence of a "Distribution Date" (as defined in the Rights Agreement) or otherwise result in the separation of Rights from the related Common Stock certificates or the distribution of separate certificates evidencing the Rights.

     (xx) To the best of our knowledge, neither the Company nor any of its subsidiaries has any right of first refusal or other similar right to purchase any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to the Purchase Agreements.

          During the course of the preparation of the Registration Statement and the Prospectuses, we participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company, and with you and your representatives at which the contents of the Registration Statement and the Prospectuses (including the documents incorporated or deemed to be incorporated by reference therein) were discussed. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or Prospectuses, except as set forth in paragraph (xiv) above, we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement and the Prospectuses that no facts have come to our attention which cause us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectuses, as of [date of Prospectuses] or as of the date of this opinion, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) there are any legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement or the Prospectuses or the documents incorporated or deemed to be incorporated by reference therein, other than those disclosed therein, or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of any of the transactions contemplated by the Purchase Agreement or the performance by the Company or the Selling Shareholders of their respective obligations thereunder or (iv) there are any statutes, regulations, franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the Prospectuses or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not
--------
constitute an opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial data included in or omitted from the Registration Statement or the Prospectuses.

     Such opinion shall state that it covers matters governed by and arising under the DGCL and the laws of the State of Maryland, the State of New York and the federal laws of the United States of America and shall further state that, insofar as such opinion covers the Supplemental Agreement, the Support Agreement, the Standstill Agreement or any other instrument or agreement which is governed by the laws of a jurisdiction other than the State of Maryland or the State of New York, such counsel has assumed that the laws governing such instrument or agreement are identical to the laws of the State of New York. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Company and public officials.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     Exhibit A-2

                      FORM OF OPINION OF CHAPMAN & CUTLER

                            (Illinois Local Counsel)

     (1) Illinois Fruit & Produce Corp. (the "Subject Subsidiary") has been duly incorporated and is validly existing and in good standing under the laws of the State of Illinois, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses (including the documents incorporated by reference therein) and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Subject Subsidiary and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); and except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Subject Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding shares of capital stock of the Subject Subsidiary was issued in violation of the preemptive or similar rights of any security holder of the Subject Subsidiary arising under the charter or bylaws of the Subject Subsidiary or the corporate law of the State of Illinois or, to the best or our knowledge, otherwise.

     (2) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreements will not result in any violation of the provisions of the charter or by-laws of the Subject Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, governmental instrumentality or court having jurisdiction over the Subject Subsidiary or any of its subsidiaries or any of their respective assets, properties or operations.

     Such opinion shall state that it covers matters governed by and arising under the laws of the State of Illinois and the federal laws of the United States of America and shall further state that, insofar as such opinion covers any instrument or agreement which is governed by the laws of a jurisdiction other than the State of Illinois, such counsel has assumed that the laws governing such instrument or agreement are identical to the laws of the State of Illinois. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Subject Subsidiary and public officials.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                      A-2-1

                                                                     Exhibit A-3

                   FORM OF OPINION OF LIONEL SAWYER & COLLINS

                             (Nevada Local Counsel)


     (1) E&H Distributing Co. (the "Subject Subsidiary") has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses (including the documents incorporated by reference therein) and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Subject Subsidiary and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); and except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Subject Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding shares of capital stock of the Subject Subsidiary was issued in violation of the preemptive or similar rights of any security holder of the Subject Subsidiary arising under the charter or bylaws of the Subject Subsidiary or the corporate law of the State of Nevada or, to the best or our knowledge, otherwise.

     (2) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreements will not result in any violation of the provisions of the charter or by-laws of the Subject Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, governmental instrumentality or court having jurisdiction over the Subject Subsidiary or any of its subsidiaries or any of their respective assets, properties or operations.

     Such opinion shall state that it covers matters governed by and arising under the laws of the State of Nevada and the federal laws of the United States of America and shall further state that, insofar as such opinion covers any instrument or agreement which is governed by the laws of a jurisdiction other than the State of Nevada, such counsel has assumed that the laws governing such instrument or agreement are identical to the laws of the State of Nevada. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Subject Subsidiary and public officials.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                      A-3-1

                                                                       Exhibit B

                FORM OF OPINION OF COUNSEL FOR THE WEBB SELLERS

     (i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and as may be required under state securities or blue sky laws, as to which we need express no opinion) is necessary or required to be obtained by any of the Webb Sellers (the "Subject Shareholders") for the performance by each Subject Shareholder of its obligations under the Purchase Agreements or its Power of Attorney or its Custody Agreement, in connection with the offer, sale or delivery of the Securities to be sold by the Subject Shareholders under the Purchase Agreements or the consummation by the Subject Shareholders of the other transactions contemplated by the Purchase Agreements.

     (ii) A Power of Attorney and a Custody Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, each Subject Shareholder, enforceable against such Subject Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles.

     (iii) Each of the U.S. Purchase Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by each of the Subject Shareholders.

     (iv) The execution, delivery and performance by each of the Subject Shareholders of the Purchase Agreements, its Power of Attorney and its Custody Agreement, the sale and delivery of the Securities to be sold by each of the Subject Shareholders pursuant to the Purchase Agreements, the consummation by each of the Subject Shareholders of the other transactions contemplated by the Purchase Agreements, and compliance by each of the Subject Shareholders with its obligations under the Purchase Agreements, its Powers of Attorney and its Custody Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any of the Securities to be sold by the Subject Shareholders pursuant to, the Escrow Agreement, the Stock Purchase Agreement, the Registration Rights Agreement dated as of November 16, 1998 by and among the Company and the Webb Sellers or any indenture, mortgage, deed of trust, loan agreement, credit agreement, note or other instrument or agreement, known to us, to which any Subject Shareholder is a party or by which any Subject Shareholder may be bound or to which any of the Securities to be sold by any Subject Shareholder is subject, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order or decree, known to us, of any government, government instrumentality or court having jurisdiction over any of the Subject Shareholders or any of their respective assets, properties or operations.

     (v) To the best of our knowledge, each Subject Shareholder has valid and marketable title to the Securities to be sold by such Subject Shareholder under the Purchase Agreements, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind other than pursuant to the Purchase Agreements. Upon the delivery of and payment for the U.S. Securities and the International Securities as contemplated in the U.S. Purchase Agreement and the International Purchase Agreement, respectively, each of the U.S. Underwriters and the International Managers will receive good and marketable title to the U.S. Securities and the International Securities, respectively, purchased by it from the Subject Shareholders, free and clear, to our knowledge, of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, and will be a "protected purchaser" within the meaning of UCC Section 8-
303. In rendering the opinion set forth in this paragraph, we have assumed that the U.S. Underwriters and the International Managers have no notice of an adverse claim (within the meaning of UCC Section 8-102(a)(1) with respect to the Securities being sold by the Subject Shareholders pursuant to the Purchase Agreements.

     Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Prospectuses, the information in the Prospectuses under "Principal and Selling Stockholders," insofar as such information relates to the Subject Shareholders, has been reviewed by us and is, to the best of our knowledge, correct and accurate in all material respects.

     Such opinion shall state that it covers matters governed by and arising under the laws of the State of Illinois and the State of New York and the federal laws of the United States of America and shall further state that, insofar as such opinion covers any instrument or agreement which is governed by the laws of a jurisdiction other than the State of Illinois or the State of New York, such counsel has assumed that the laws governing such instrument or agreement are identical to the laws of the State of Illinois. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Subject Shareholders and public officials.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT C


                            Supplemental Agreement
                            ----------------------

     Supplemental Agreement dated as of March [ ], 1999 among U.S. Foodservice, a Delaware corporation (the "Company"), formerly known as JP Foodservice, Inc., U.S. Foodservice, Inc., a Delaware corporation ("USF"), and the other persons whose names appear on the signature pages hereof (such other persons are hereinafter called, collectively, the "ML Entities" and, individually, an "ML Entity").

     WHEREAS, USF is the successor in interest to Rykoff-Sexton, Inc., a Delaware corporation ("RSI"), and has succeeded to all of RSI's rights and has assumed all of RSI's obligations under the Standstill Agreement dated as of May 17, 1996 (the "Standstill Agreement") between RSI and the ML Entities;

     WHEREAS, the Company and the ML Entities are parties to an Amended and Restated Support Agreement dated as of June 30, 1997 (the "Support Agreement");

     WHEREAS, the Company has agreed to register under the Securities Act of 1933, as amended (the "Securities Act"), approximately 7.8 million shares of its common stock, par value $.01 per share (the "Common Stock"), currently owned by the ML Entities in order to permit the ML Entities to sell such shares in a public offering and, in connection therewith, the Company, the ML Entities and certain other stockholders of the Company intend to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co., Salomon Smith Barney Inc., J.C. Bradford & Co. and First Union Capital Markets Corp., as U.S. representatives (the "U.S. Representatives") of the several U.S. underwriters (the "U.S. Underwriters") to be named therein, and an International Purchase Agreement (the "International Purchase Agreement") with Merrill Lynch International, Goldman Sachs International, Salomon Brothers International Limited and J.C. Bradford & Co., as lead managers (the "Lead Managers") of the several international managers (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") to be named therein;

     WHEREAS, a number of transactions will be undertaken in connection with the U.S. Purchase Agreement and the International Purchase Agreement (collectively, the "Purchase Agreements" and individually, a "Purchase Agreement"), including, without limitation, the sale and delivery of Common Stock by the ML Entities, and, if applicable, certain other stockholders and the Company to the Underwriters, the public offering and sale by the Underwriters of such Common Stock in U.S. and international offerings pursuant to Registration Statement No. 333-73447 (collectively, the "Offerings"), the purchase, offer, sale and delivery of Common Stock by the Underwriters in connection with stabilization transactions relating to the Offerings, market-making transactions by Merrill Lynch and Merrill Lynch International in the Common Stock and, in the event that any of the Underwriters is unable to sell any shares of Common Stock in the Offerings, subsequent offers, sales and deliveries of such shares of Common Stock (the Offerings, together with all of the foregoing transactions and all other transactions contemplated by or relating to any of the transactions contemplated by the Purchase Agreements are hereinafter called, collectively, the "Offering Transactions");

     WHEREAS, the parties hereto wish to provide for the amendment and waiver of certain provisions of the Standstill Agreement and for the waiver of certain provisions of the Support Agreement in order to effectuate the Offering Transactions and to provide for the termination of the Standstill Agreement, and to the extent provided herein, the Support Agreement upon consummation of the Offerings;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Certain Definitions. Capitalized terms used in this Agreement
                -------------------
which are defined in the recitals to this Agreement or the paragraph preceding such recitals shall have the meanings set forth therein, and other capitalized terms used in this Agreement and not defined shall have the meanings set forth in the U.S. Purchase Agreement.

     Section 2. Support Agreement. The parties hereto agree that (i) the
                -----------------
provisions of Sections 2, 3(c) and 5 of the Support Agreement shall not be applicable with respect to the Offering Transactions and (ii) upon the sale and delivery by the ML Entities of the Initial Securities to be sold by them to the Underwriters under the Purchase Agreements, and subject to the satisfaction of the conditions set forth in clauses (a) and (b) if the first paragraph of
Section 4 hereof, Sections 2, 3(c) and 5 of the Support Agreement will automatically terminate, effective as of the Closing Time; provided, however, that the termination of such provisions of the Support Agreement shall be without prejudice to the rights of any party thereto arising out of the breach by any other party of any such provisions which occurred prior to such termination, it being understood that such provisions are not applicable with respect to the Offering Transactions.

     Section 3.  Standstill Agreement.
                 --------------------
     (a) The parties hereto agree that, insofar as pertains to the Offering Transactions, the definition of Voting Securities appearing in Article I, Paragraph (n) of the Standstill Agreement is amended by deleting the words "RSI Common Shares", "issued by RSI" and "directors of RSI" and replacing such words with the words "common stock, par value $.01 per share of U.S. Foodservice, a Delaware corporation", "issued by U.S. Foodservice, a Delaware corporation," and "directors of U.S. Foodservice, a Delaware corporation", respectively. For all purposes other than as pertains to the Offering Transactions, the definition of Voting Securities appearing in Article I, Paragraph (n) of the Standstill Agreement shall remain in effect in accordance with its original terms.

      (b) The Company and USF agree that, provided that the ML Entities comply (in connection with the Offering Transactions) with their respective obligations under Section 4.1(c) of the Standstill Agreement as amended hereby, the Offering Transactions shall not constitute a breach or violation of the Standstill Agreement, and, without limitation to the foregoing, that the limitation on the purchase of Common Stock set forth in clause (i) of the first proviso in Section 3.1(c) of the Standstill Agreement shall not be applicable to the Offering Transactions and that the provisions of Section 4.1(c)(ii) of the Standstill Agreement, as amended hereby, shall not be applicable to the acquisition of Common Stock or other securities by the

Underwriters (whether in their capacity as underwriters of the Offerings or otherwise and including, without limitation, acquisitions in market-making transactions) in connection with the Offering Transactions. The Company and USF agree that the Offerings contemplated by the Purchase Agreements satisfy the requirements of Section 4.1(c)(i) of the Standstill Agreement.

     (c) The parties hereto agree that, insofar as pertains to the Offering Transactions, Section 4.1(c)(ii) of the Standstill Agreement shall be amended and restated to read in full as follows:

           "(ii) prevent any Person or Group from acquiring from the underwriters for such offering beneficial ownership of Voting Securities or securities convertible into Voting Securities representing in the aggregate 5% or more of the Total Voting Power (it being understood that only Voting Securities and such convertible securities sold by such underwriters to any such Person or Group in such offering shall be counted in making the calculation under this clause (ii) and that any such Voting Securities or such convertible securities sold by such underwriters shall not be aggregated with any Voting Securities or convertible securities previously owned or thereafter acquired by any such Person or Group)".

     For all purposes other than as pertains to the Offering Transactions,
Section 4.1(c)(ii) shall remain in effect in accordance with its original terms.

     (d) The Company and USF (i) confirm and agree that, provided that the ML Entities comply (in connection with the Offering Transactions) with their respective obligations under Section 4.1(c) of the Standstill Agreement as amended hereby, neither the Company nor USF nor any of their respective subsidiaries or affiliates has or will have any right of first refusal with respect to the shares of Common Stock to be sold by the ML Entities pursuant to the Purchase Agreements, (ii) waive the application of Section 4.2 of the Standstill Agreement to the Offering Transactions to the extent such Section 4.2 otherwise may be applicable to the Offering Transactions, and (iii) consent to the sale of the Securities by the ML Entities to the Underwriters pursuant to the Offering Transactions.

     (e) The Company and USF agree that, provided that the ML Entities comply (in connection with the Offering Transactions) with their respective obligations under Section 4.1(c) of the Standstill Agreement as amended hereby, upon delivery of certificates representing the shares of Common Stock to be purchased by the Underwriters from the ML Entities pursuant to the Purchase Agreements, such certificates will not bear any legend, and such shares will not be subject to any stop transfer orders, contemplated by the Standstill Agreement or the Support Agreement.

     (f) The parties hereto confirm and agree that, upon sale and delivery by the ML Entities of the Initial Securities to be sold by them to the Underwriters pursuant to the Purchase Agreements and subject to the satisfaction of the conditions set forth in clauses (a) and (b) of the first paragraph of Section 4 hereof, the Standstill Agreement will automatically terminate, effective as of the Closing Time, and the Standstill Agreement shall thereafter not be subject to reinstatement pursuant to Article VIII thereof; provided, however, that such termination shall be without prejudice to the rights of any party thereto arising out of the breach by any other party of any provisions of the Standstill Agreement as amended hereby which occurred prior to such termination.

     Section 4. Conditions to Termination of Agreements. The termination of the
                ---------------------------------------
Support Agreement to the extent provided in Section 2 hereof and the termination of the Standstill Agreement as provided in Section 3 hereof shall be subject to the satisfaction of the following conditions on or before the Closing Time:

     (a) Matthias B. Bowman and Albert J. Fitzgibbons III shall have resigned from the Board of Directors of the Company and Matthias B. Bowman shall have resigned from the Nominating Committee of the Board of Directors of the Company;

     (b) the ML Entities shall have delivered and sold to the Underwriters pursuant to the Purchase Agreements a number of shares of Common Stock which is equal to or greater than the Subject Number. As used in this Agreement, the term "Subject Number" means a number of shares of Common Stock equal to (i) 7,808,898 shares of Common Stock minus (ii) the greater of (x) 482,617 shares of Common Stock and (y) 1% of the number of outstanding shares of Common Stock at the Closing Time.

     In the event that the conditions set forth in clauses (a) and (b) of the immediately preceding paragraph are satisfied, the parties hereto agree that the Registration Rights Agreement (the "Registration Agreement") dated as of May 17, 1996 among RSI and Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P. and the other parties thereto, and assumed by the Company effective as of December 23, 1997, shall automatically terminate, effective as of the Closing Time; provided, however, that such termination shall be without prejudice to the rights of any party thereto arising out of any breach by any other party thereto of any provisions of such Registration Rights Agreement or any other events or circumstances which occurred prior to such termination; and provided, further, that such termination shall not affect any obligation of the Company pursuant to the Registration Agreement to pay costs and expenses relating to the Offering Transactions or otherwise relating to the Offering Transactions.

     Section 5. Representations and Warranties of the Company and USF. The
                -----------------------------------------------------
Company and USF jointly and severally represent and warrant to the ML Entities as follows:

     (a) This Agreement has been authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, each of the Company and USF, enforceable against each of the Company and USF in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     (b) USF is a wholly-owned subsidiary of the Company and the successor in interest to RSI. USF has succeeded to all of RSI's rights and powers and has assumed all of RSI's obligations under the Standstill Agreement and the Company has succeeded to all of RSI's rights and powers and has assumed all of RSI's obligations under the Registration Agreement, in each case including, without limitation, the right to consent to any amendments, waivers or termination thereof. USF has also succeeded to RSI's right to consent to waivers of any provisions of the Support Agreement and to the termination of the Support Agreement and any provisions thereof. As of the date of the Support Agreement, the Company was known as JP Foodservice, Inc. and the Company subsequently changed its name to U.S. Foodservice by means of a statutory short form merger, effected in accordance with the Delaware General Corporation Law, whereby a wholly-owned subsidiary of the Company was merged into the Company, with the Company as the surviving corporation.

     (c) This Agreement has been approved by a majority of the Continuing Directors (as defined in the Standstill Agreement) and in accordance with
Section 9.2 of the Standstill Agreement.

     (d) No consent, approval or authorization of the Company, USF or any of their respective subsidiaries or of any of the directors of the Company, USF or any of their respective subsidiaries is required in connection with the amendments and waivers to, and terminations of, the Standstill Agreement, the Support Agreement and the Registration Agreement effected by this Agreement, other than such authorizations as have been obtained and are in full force and effect.

     Section 6. Representations and Warranties by the ML Entities. Each of the
                -------------------------------------------------
ML Entities, severally and not jointly, represents and warrants to the Company as follows:

     This Agreement has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, such ML Entity, enforceable against such ML Entity in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     Section 7.    Miscellaneous.
                   -------------
     (a) Notices, Etc. All notices, requests, demands or other communications
         ------------
required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid, in each case to the applicable addresses set forth below:

          If to the Company or USF:

          9755 Patuxent Woods Drive
          Columbia, Maryland  21046
          Attention:  David M. Abramson, Esq.
          Telecopy:  (410) 312-7149

          If to any ML Entity:

          Merrill Lynch Capital Partners, Inc.
          225 Liberty Street
          New York, New York 10080-6123
          Attention:  William Orlando
          Telecopy:  (212) 236-7364

          with a copy to:

          Merrill Lynch & Co., Inc.
          World Financial Center
          North Tower
          250 Vesey Street
          New York, New York  10281-1323
          Attention:  Frank J. Marinaro, Esq.
          Telecopy:  (212) 449-3207

or to such other address as such party shall have designated by notice so given to each other party.

     (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed,
         ------------------------
supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Company, USF and each of the ML Entities.

     (c) Successors and Assigns. This Agreement shall be binding upon and shall
         ----------------------
inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including any successor by merger or otherwise.

     (d) Entire Agreement. This Agreement embodies the entire agreement and
         ----------------
understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement. This Agreement shall not be used to interpret any provision of the Standstill Agreement other than for the purpose of effectuating the Offering Transactions.

     (e) Severability. If any term of this Agreement or the application thereof
         ------------
to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in
                                                             --------
such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

     (f) Specific Performance. The parties acknowledge that money damages are
         --------------------
not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     (g) Remedies Cumulative. All rights, powers and remedies provided under
         -------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (h) No Waiver. The failure of any party hereto to exercise any right, power
         ---------
or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (i) Third-Party Beneficiaries. This Agreement is not intended to be for the
         -------------------------
benefit of and shall not be enforceable by any person or entity who or which is not a party hereto, except that the U.S. Representatives, the Lead Managers and the Underwriters are hereby expressly acknowledged to be third party beneficiaries of this Agreement and this Agreement may be enforced, on behalf of the Underwriters, by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a U.S. Representative.

     (j) Jurisdiction. Each party hereby irrevocably submits to the non-
         ------------
exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in The City of New York in any action, suit or proceeding arising in connection with this Agreement and waives any objection based on forum non conveniens or any other objection to venue therein; provided,
         --------------------                                          --------
however, that such consent to jurisdiction is solely for the purpose referred to
-------
in this paragraph (j) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

     (k) Governing Law. This Agreement and all disputes hereunder shall be
         -------------
governed by and construed and enforced in accordance with the General Corporation Law of the State of Delaware to the fullest extent possible and otherwise by the internal laws of the State of New York without regard to principles of conflicts of law.

     (l) Name, Captions, Gender. The name assigned this Agreement and the
         ----------------------
section captions used herein are convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

     (m) Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

     (n) Limitation on Liability. No ML Entity shall have any liability
         -----------------------
hereunder for any actions or omissions of any other ML Entity.

     (o) Expenses. Each of the parties hereto shall bear its own expenses
         --------
incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              U.S. FOODSERVICE


                              By:
                                 ------------------------------
                              Name:
                              Title:


                              U.S. FOODSERVICE, INC.


                              By:
                                 ------------------------------
                              Name:
                              Title:


                              MERRILL LYNCH CAPITAL PARTNERS, INC.


                              By:
                                 ------------------------------
                              Name:
                              Title:

                              MERRILL LYNCH CAPITAL APPRECIATION PARTNERSHIP NO. B-XVIII, L.P.

                              By: Merrill Lynch LBO Partners No. B-IV, L.P., as
                                    General Partner

                              By: Merrill Lynch Capital Partners, Inc., as
                                    General Partner

                              By:
                                 -----------------------------
                              Name:
                              Title:

                              MERRILL LYNCH KECALP L.P. 1994

                              By:  KECALP Inc., as General Partner

                              By:
                                 -----------------------------
                              Name:
                              Title:

                              ML OFFSHORE LBO PARTNERSHIP NO. B-XVIII


                              By: Merrill Lynch LBO Partners No. B-IV, L.P., as Investment General Partner

                              By:  Merrill Lynch Capital Partners, Inc., as
                                    General Partner

                              By:
                                 -----------------------------
                              Name:
                              Title:

                              ML IBK POSITIONS, INC.

                              By:
                                 -----------------------------
                              Name:
                              Title:

                              MLCP ASSOCIATES L.P. NO. II

                              By:  Merrill Lynch Capital Partners, Inc., as
                                    General Partner

                              By:
                                 -----------------------------
                              Name:
                              Title:

                              MERRILL LYNCH KECALP L.P. 1991

                              By:     KECALP Inc., as General Partner

                              By:
                                 -----------------------------
                              Name:
                              Title:


                              MERRILL LYNCH CAPITAL APPRECIATION PARTNERSHIP NO. XIII, L.P.

                              By:  Merrill Lynch LBO Partners No. IV, L.P., as
                                    General Partner

                              By:  Merrill Lynch Capital Partners, Inc., as
                                    General Partner

                              By:
                                 -------------------------------
                              Name:
                              Title:


                              ML OFFSHORE LBO PARTNERSHIP NO. XIII

                              By:  Merrill Lynch LBO Partners No. IV, L.P., as
                                    Investment General Partner

                              By:  Merrill Lynch Capital Partners, Inc., as
                                    General Partner

                              By:
                                 -------------------------------
                              Name:
                              Title:

                              ML EMPLOYEES LBO PARTNERSHIP NO. I, L.P.

                              By:  ML Employees LBO Managers, Inc., as General
                                    Partner

                              By:
                                 ------------------------------
                              Name:
                              Title:

                              MERRILL LYNCH KECALP L.P. 1987

                              By:  KECALP Inc., as General Partner

                              By:
                                 ------------------------------
                              Name:
                              Title:


                              MERCHANT BANKING L.P. NO. II

                              By:  Merrill Lynch MBP Inc., as General Partner

                              By:
                                 -----------------------------
                              Name:
                              Title:


                              MLCP ASSOCIATES L.P. NO. IV

                              By:  Merrill Lynch Capital Partners, Inc., as
                                    General Partner

                              By:
                                 -----------------------------
                              Name:
                              Title:

                                                                       Exhibit D

                         FORM OF LETTER OF RESIGNATION

U.S. Foodservice
9755 Patuxent Woods Drive
Columbia, MD  21046
Attention:  James L. Miller
            Chairman of the Board, President
            and Chief Executive Officer

Dear Sir or Madam:

     Reference is hereby made to the U.S. Purchase Agreement dated March [], 1999 among U.S. Foodservice, a Delaware corporation (the "Company"), certain stockholders of the Company named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other parties thereto (the "U.S. Purchase Agreement") and the International Purchase Agreement dated March [], 1999 among the Company, certain stockholders of the Company named therein and Merrill Lynch International and the other parties thereto (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements").

     This is to advise you that I resign my position as a member of the Board of Directors of the Company and, if applicable, of any of its subsidiaries and I also resign my position, if applicable, as a member of any committees of the Board of Directors of the Company and of any of its subsidiaries, each such resignation to be effective as of the Closing Time (as defined in the Purchase Agreements).

                                      Very truly yours,

                                      [Matthias B. Bowman]
                                      [Albert J. Fitzgibbons III]


                                      D-1